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                                                                    EXHIBIT 23.8

                    CONSENT OF DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

We hereby consent to (i) the inclusion of our opinion letter, dated October 18, 1998, to the Board of Directors of Fred Meyer, Inc. (the "Company") as Appendix E to the Joint Proxy Statement/Prospectus of the Company and The Kroger Co. ("Kroger") which forms a part of this Registration Statement on Form S-4 and
(ii) all references to us in the sections captioned "Summary -- Options of Financial Advisors," "Reasons for the Merger," "The Merger -- Background of the Merger." "The Merger -- Recommendations of the Board of Directors" and "The Merger -- Opinions of Financial Advisors" of the Joint Proxy Statement/ Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Los Angeles, California
November 6, 1998
                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By:     /s/ MICHAEL J. CONNOLLY

                                            ------------------------------------
                                            Michael J. Connolly
                                            Vice President